UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2006

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona	85027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (623) 445-9500

None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 20, 2006, Universal Technical Institute, Inc.’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, elected Allan D. Gilmour, age 71, to fill an existing vacancy on the Board of Directors.  Mr. Gilmour will fill the vacancy created by the resignation of Michael R. Eisenson.  With the addition of Mr. Gilmour, the Board will have nine members.  The Company expects that Mr. Gilmour will serve on the Board’s Audit Committee.

Mr. Gilmour began his career with Ford Motor Company in 1960.  Over the course of his 34-year tenure at Ford, Gilmour served in a variety of roles including as President of the Ford Automotive Group, Executive Vice President, International Automotive Operations and Vice President, External and Personnel Affairs.  He also served in positions having significant financial duties including as Chief Financial Officer, Vice President and Controller, and President of Ford Motor Credit Company.  Mr. Gilmour retired in January 1995 but was persuaded by William Ford to rejoin the company in May 2002 as Vice Chairman until his retirement in February 2005.  Mr. Gilmour also serves on the board of directors of DTE Energy Company and Whirlpool Corporation, as well as a director or trustee of many community and professional organizations.

The press release issued by the Company on June 26, 2006 is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)                    Exhibits.

EXHIBIT #	DESCRIPTION

99.1	Press Release of Universal Technical Institute, Inc., dated June 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.

Dated: June 26, 2006	By:	/s/ Chad A. Freed

	Name:	Chad A. Freed
	Title:	Senior Vice President and General Counsel